EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement of RegeneRx Biopharmaceuticals, Inc. (the "Company") on Form SB-2 filed on or about March 5, 2004 of our report, dated February 1, 2004 as of and for the years ended December 31, 2003 and 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption "Experts" in such Prospectus.


                                                 /s/ Reznick Fedder & Silverman



Bethesda, Maryland
March 5, 2004